TARPON INDUSTRIES, INC.

Contact:
Cameron Associates
Paul G. Henning
212 245 8800 ext. 221
phenning@cameronassoc.com

           Tarpon Industries Completes $1.7 Million Private Placement


MARYSVILLE, MI----July 9, 2007-- Tarpon Industries, Inc. (AMEX:TPO), a manufacturer and distributor of engineered steel storage rack systems, and structural and mechanical steel tubing, today announced that through a private placement of units the company raised a total of $1.7 million consisting of three separate traunches closing on June 18, 2007, June 26, 2007, and July 2, 2007. Each unit consists of a note with a maturity date of December 17, 2007 at an interest rate of 12% per annum, together with one and one half common shares for each dollar of principle amount of promissory note purchased. The net proceeds from the private placement will be used for working capital and general corporate expenses. High Capital Funding, LLC acted as the Company's lead investor in connection with this private offering.

James W. Bradshaw, CEO of Tarpon Industries, Inc., stated, "In conjunction with our cost reduction program this offering is a very positive step toward building a more solid capital position to support the continuation of our operations. Management is committed to the long term success of the company and is pleased that investors have recognized the growth opportunities that lie ahead of the company. This capital offers us the flexibility to produce the quality products our customers have come to expect from us. Our ultimate goal remains operating profitability."

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. Tarpon Industries has agreed to file a registration statement covering the underlying common stock associated with the units and all shares related to contingency guarantees in the agreement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.


Tarpon Industries, Inc.
-----------------------

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. The company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements
--------------------------

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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